1-2022-004016
08/01/2022
Robyn Mitchell
Bookl 166 Pg713 11
47 am $22 00
- Ottawa County Clerk

OTTAWA COUNTY 1907

Mail tax statements to:
MANTLE319 A Series of RSE Portfolio LLC
250 Lafayette Street 2nd Floor
New York, NY 10012

QUIT CLAIM DEED

This Indenture, made on the 15th day of June 2022 by and between RSE Portfolio LLC, a Delaware limited liability company, having an address of 250 Lafayette Street 2nd Floor, New York, NY 10012, hereinafter referred to as Grantor, and RSE Portfolio LLC, a Delaware limited liability company, as Nominee for its Series MANTLE319 A, having an address of 250 Lafayette Street 2nd Floor, New York, NY 10012, hereinafter referred to as Grantee.

WITNESSETI--I: That said Grantor, in consideration ofthe sum ofOne and NO/100 Dollars ($1.00), in hand paid, receipt of which is hereby acknowledged, does hereby quit-claim, grant, bargain, sell and convey unto the said Grantee, all of the real estate described on Exhibit "A" attached hereto, situated in the County of Ottawa, State of Oklahoma.

Together with all and singular the hereditaments and appurtenances thereunto belonging. TO HAVE AND TO HOLD the above granted premises unto the said Grantee, and to its successors and assigns forever.

IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and caused these presents to be signed and acknowledged the year and day first above written.

GRANTOR:

RSE Portfolio LLC

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: ______________________

George Leimer, CEO

1-2022-004016
08/01/2022
Robyn Mitchell

NO DOCUMENTARY STAMPS REQUIRED 1988 O.S. Title 68, sec. 3202 /4

Booklі66 Pg714 11 47 am $22 OO

- Ottawa County Clerk

STATE OF NEW YORK

COUNTY OF NEW YORK

On this date, before me personally appeared George Leimer, CEO, ofRSE Markets, Inc., the sole member of Rally Holdings LLC, the sole member of RSE Portfolio LLC, a Delaware limited liability company, to me known to be the person who executed the foregoing insuument and acknowledged that he executed the same as the free act and deed of said Company.

In Witless Whereof, I have heæo set my hand and affixed m offcial seal in the State of New York aforesaid, this day of July 2022.

My term expires: 5/02/2026

TERESA•kMary Public
NOTARYPUBUC.STATEOFNEWYORK
Registration No. O1XU6432389
Qualified in New York County
Commission Ex ices 5/022026

NO DOCUMENTARY STAMPS REQUIRE D PURSUANT TO 68 O.S. §3202(4)

1-2022-004016
08/01/2022
Robyn Mitchell
Bookli66 Pg 715
11.47 am $22.00
- Ottawa County Clerk

Exhibit "A"
Legal Description

Lots Nine (9) and Ten (10), Block Fifty (50) in the TOWN OF NORTH MIAMI, NOW COrvmfERCE, Ottawa County, State of Oklahoma, according to the recorded plat thereof.

Common Address: 319 S Quincy, Commerce, OK 74339

This deed was prepared by Brian R. Huddleston, OK Bar No. 13295, in a form that is in accordance with applicable local, state, and federal law.